UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 21, 2012

Swift Transportation Company

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35007	20-5589597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 South 75th Avenue, Phoenix, Arizona		85043
(Address of Principal Executive Offices)		(Zip Code)

(602) 269-9700

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The Company has been advised by its Chief Executive Officer, Jerry Moyes, that Mr. Moyes’ family, through affiliated entities (“Moyes Affiliates”), has established a securities trading plan designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934. This 10b5-1 plan has been established in connection with a stock sale and repurchase transaction entered into by the Moyes Affiliates to sell 4.83 million shares of Swift Class A common stock with the obligation to repurchase these securities at the same price by the fourth anniversary of the sale. This sale and repurchase transaction will enable the Moyes Affiliates to address certain tax obligations and estate planning needs. The Moyes Affiliates will continue to retain majority voting power.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 21, 2012

SWIFT TRANSPORTATION COMPANY

/s/ Virginia Henkels
By: Virginia Henkels
Executive Vice President and Chief Financial Officer